UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ORTHOFIX MEDICAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Orthofix Medical Inc.

AMENDMENT NO. 1 TO PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 8, 2020

EXPLANATORY STATEMENT

This Amendment No. 1 to Schedule 14A (the “Amendment”) dated May 20, 2020 is being filed to amend the definitive proxy statement, dated April 29, 2020 (the “Proxy Statement”), of Orthofix Medical Inc. (the “Company”) in connection with its 2020 Annual Meeting of Shareholders to be held on June 8, 2020 (the “Annual Meeting”). The sole purpose of this Amendment is to clarify and correct the voting standards applicable at the Annual Meeting and, consistent with that, to reflect that in the case of Proposals 2, 3 and 4 an abstention will have the effect of a vote against the applicable Proposal.

Specifically, the section titled “Quorum, vote required” on page 1 of the Proxy Statement is amended and restated as follows:

Quorum, vote required

The presence, in person or by proxy, of the holders of a majority of the shares of Orthofix common stock outstanding on the Record Date is required to constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as shares that are present and entitled to vote on the proposals for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Assuming a quorum is present, the nominees for election as directors in Proposal 1 will be elected upon the affirmative vote of a plurality of shares present in person or represented by proxy at the Annual Meeting and entitled to vote in such election (meaning that the nominees who receive the highest number of shares voted “FOR” their election will be elected, regardless of the number of shares voted “WITHHOLD” with respect to such nominees). For purposes of Proposal 1, broker non-votes are not counted as either “FOR” or “WITHHOLD” votes, and have no effect on the outcome of the vote.

Assuming a quorum is present, the approval of Proposals 2, 3 and 4 each requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the applicable proposal (meaning that a majority of the shares represented at the Annual Meeting and entitled to vote on the applicable proposal must be voted “FOR” the applicable proposal for it to be approved), with (i) abstentions having the same effect as a vote “AGAINST” the applicable proposal and (ii) broker non-votes (to the extent applicable) not counted as a vote either “FOR” or “AGAINST” and having no effect on the outcome of the vote the applicable proposal.

If you are a record holder, you may cast your vote at https://www.proxypush.com/OFIX. See your proxy card for your online control number in order to vote. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

This Amendment should be read in conjunction with the Proxy Statement. Except as specifically amended by this Amendment, all information in the Proxy Statement remains unchanged. If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action. If you have submitted a proxy and wish to change your vote, you may change your vote and revoke your proxy by (1) filing with Orthofix, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, or (2) duly executing a subsequent proxy relating to the same shares of Orthofix common stock and delivering it to Orthofix before the Annual Meeting. Attending the Annual Meeting will not in and of itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to: Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, Texas 75056, at or before the taking of the vote at the Annual Meeting. If you hold your shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT A PROXY FOR YOUR SHARES BY INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING A PROXY CARD, AS APPLICABLE, AS DESCRIBED IN THE PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BROKERAGE OR BANK ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BROKER OR BANK FOR VOTING INSTRUCTIONS.